EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of ChemTrak, Inc. (Forms S-8, File Numbers 33-55326, 33-45912, 33-55324, 33-82784)
of our report dated January 17, 1997, with respect to the financial statements of ChemTrak, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



Palo Alto, California
March 28, 1997